[Editor’s Note dated December 8, 2025: All prior “Certificates of Designation” and preferred stock designations (including any series designations establishing the rights, preferences, privileges, and limitations of any class or series of preferred stock) have been intentionally omitted from this compiled Certificate of Incorporation because the authorized shares of the relevant preferred series have been redeemed and therefore such designations are of no continuing legal effect. References herein to “this Charter,” “the Certificate of Incorporation,” or similar terms are to the Certificate of Incorporation as in effect on the date of this compilation, exclusive of any superseded or eliminated preferred stock designations. For historical or archival copies of any eliminated designations, please refer to the Delaware Secretary of State or the Company’s prior public filings.]

[Filed on 03/05/1992]

CERTIFICATE OF INCORPORATION
of
AMERICAN TECHNOLOGY CORPORATION
(A Delaware Corporation)

FIRST. The name of this corporation is AMERICAN TECHNOLOGY CORPORATION.

SECOND. The Corporation’s Registered Office in the State of Delaware is located at 25 Greystone Manor, Lewes (Sussex County), Delaware 19958, and its Registered Agent at this address is Harvard Business Services, Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall have perpetual duration.

FOURTH. The name of the Incorporator is John D. Brasher Jr., and his mailing address is 10020 East Girard Avenue, Suite 125, Denver, Colorado 80231.

Upon the filing of this Certificate of Incorporation the powers of the Incorporator shall terminate. The names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are duly elected and have qualified are:

Name Mailing Address

Elwood G. Norris 12800 Brookprinter Place

Poway, California 92064

Robert Putnam 12800 Brookprinter Place

Poway, California 92064

Richard M. Wagner 12800 Brookprinter Place

Poway, California 92064

{CAPITAL STOCK}

FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is TWENTY MILLION (20,000,000), having a par value of $.00001 per share, all of which shall be designated “Common Stock” (or “Common Shares’). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

(a)
Issuance. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

(b)
Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and each share of Common Stock shall have one vote in respect of all matters voted upon by the shareholders. Cumulative voting shall not be allowed in the election of directors or as to any other matter presented for shareholder approval.
(c)
Dividends. After the requirements with respect to preferential dividends, if any, on any preferred stock which may hereafter exist, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of preferred stock which may hereafter exist, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.
(d)
Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.
(e)
Convertibility. Common Shares or other shares of any class or series may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.
(f)
Redeemability. Common Shares may be made redeemable at the option of the Corporation, of the holder thereof, of another person, or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the General Corporation Law of Delaware, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares.
(g)
Capital. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute “capital” within the meaning of the General Corporation Law of Delaware shall be (1) in the case of par-value shares, the par value thereof, and (2) in the case of shares without par value, the stated value of such shares as determined by the Board of Directors at the time of issuance; provided, that if no stated value is determined at the time that shares without par value are issued, the entire consideration to be received for the shares shall constitute capital.
(h)
Fully Paid and Nonassessable. Any and all shares issued by the Corporation for which not less than the portion of the consideration to be received determined to be “capital” has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.
(i)
Amendment of Shareholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.
(j)
Status of Certain Shares. Shares which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

(k)
Denial of Preemptive Rights. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

{VOTING OF SHAREHOLDERS}

SIXTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the Corporation:

(a)
Definitions. Whenever the term “total voting power” appears in this Charter, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term “votes cast” appears in this Charter, it shall mean the total number of voting shares which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum.
(b)
Quorum. A majority of the total voting power, or where a separate vote by class or series is required, a majority of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation’s shareholders.
(c)
Vote Required. Any election of directors and any other action to be taken by the Corporation’s shareholders shall require only a majority of the votes cast, except where this Charter or the Corporation’s Bylaws then in effect requires a higher proportion of the votes cast or requires a proportion of the total voting power. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Article SIXTH shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained.
(d)
Manner of Voting. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation’s Bylaws.
(e)
Action Without Meeting. Any action by the shareholders may be taken by written consent, in lieu of a meeting and without prior notice or vote, by the holders of a majority of the total voting power, except where a higher proportion of the total voting power is expressly required herein to authorize such action. The manner of obtaining any such written consent shall be governed by the Corporation’s Bylaws.
(f)
Shareholder Ratification. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by a majority of the voting power present at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent of the holders of at least a majority of the total voting power in lieu of a meeting, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

{CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS}

SEVENTH. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

(a)
Number of Directors. The number of Directors shall be as fixed in the Bylaws. In the absence of such provision in the Bylaws, the Corporation shall have three Directors. Directors shall be elected by plurality vote and need not be elected by written ballot, except as prescribed in the Bylaws.
(b)
Removal of Directors. A director of the Corporation, or the entire Board of Directors of the Corporation, may be removed by the shareholders, with or without cause, upon the affirmative vote of the holders of a majority of the total voting power, without considering the vote of the director sought to be removed.

As used herein, “cause” for the removal of a director shall be deemed to exist if (A) there has been a finding by not less than 2/3 of the entire Board of Directors that cause exists and the directors have recommended removal to the shareholders, or (B) any other cause defined by law.

(c)
Removal of Officers and Employees. Unless the Bylaws otherwise provide, any officer or employee of the Corporation (including a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, without prejudice, however, to existing contractual rights.
(d)
Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to any business opportunity in which the Corporation has expressed an interest as determined from time to time by the Corporation’s Board of Directors as evidenced by resolutions appearing in the Corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any officer, director or other member of management avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such area of interest on their own, and this doctrine shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation from any duties which he may have to this Corporation.

{BYLAWS}

EIGHTH. The initial Bylaws of the Corporation may be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws by the affirmative vote of at least two-thirds (2/3) of the total voting power. The Bylaws may not contain any provision inconsistent with law or this Charter.

{INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS}

NINTH. The following provisions are hereby adopted for the purpose of defining and regulating certain rights of directors, officers and others in respect of indemnification and related matters.

(a)
Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.
(b)
Actions or Suits by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.
(c)
Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article NINTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney’s fees) actually and reasonably incurred by him or on his behalf in connection therewith.
(d)
Determination of Right to Indemnification. Any indemnification under Sections (a) and (b) of this Article NINTH (unless ordered by a court) shall be made by the Corporation unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections (a) and (b) of this Article NINTH.
(e)
Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorney’s fees) incurred by a person referred to in Sections (a) or (b) of this Article NINTH in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, accompanied by evidence satisfactory to the Board of Directors of ability to make such repayment. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
(f)
Procedure for Indemnification. Any indemnification under Sections (a), (b) and (c), or advance of costs, charges and expenses under Section (e) of this Article NINTH, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (e) of this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article NINTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article NINTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(g)
Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections (a) or (b) of this Article NINTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.
(h)
Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect, Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article NINTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.
(i)
Exceptions to Indemnification Right. Notwithstanding any other language in this Charter, the Company shall not be obligated pursuant to the terms of this Charter:
1.
Claims Initiated by Indemnitee. To indemnify or advance expenses to any person with respect to proceedings or claims initiated or brought voluntarily by him or her and not by way of defense, expect with respect to proceedings brought to establish or enforce a right to indemnification under this Charter or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of Delaware, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or
2.
Lack of Good Faith. To indemnify any person for any expenses incurred by him or her with respect to any proceeding instituted by him or her to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by him or her in such proceeding was not made in good faith or was frivolous;
3.
Insured Claims. To indemnify any person for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to him or her by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.
4.
Claims Under Section 16(b). To indemnify any person for expenses or the payment of profits arising from the purchase and sale by him or her of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.
(j)
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

(k)
Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney’s fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.
(l)
Amendment. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article NINTH. No amendment, termination or repeal of this Article NINTH shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.
(m)
Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Charter to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.
(n)
Restriction. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article NINTH who is adjudged liable for (i) a breach of duty to the Company or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (iii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

{EXCLUSION OF DIRECTOR LIABILITY}

TENTH. As authorized by Section 102(b)(7) of the General Corporation Law of Delaware, no director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of a Director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of Delaware, as it now exists or may hereafter be amended, or (iv) for any transaction from which the director derives an improper personal benefit. This Article TENTH shall apply to a person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director. This Article TENTH shall not be construed to limit or modify in any way any director’s right to indemnification or other right whatsoever under this Charter, the Corporation’s Bylaws or the General Corporation Law of Delaware.

If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation’s directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TENTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

ELEVENTH. The Corporation reserves the right to amend, restate or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders are granted subject to this reservation. The affirmative vote of a majority of the votes cast is necessary to amend or restate provisions of this Charter, except such provisions which expressly require a higher proportion of the votes cast or require a proportion of the total voting power. The affirmative vote of a majority of the total voting power is necessary to repeal this Charter.

TWELFTH. The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware, as it now exists or hereafter may be amended, or any successor statute. The affirmative vote of at least a majority of the total voting power is necessary to repeal, amend or adopt any provision inconsistent with this Article TWELFTH.

IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware does hereby make and file this Certificate of Incorporation for AMERICAN TECHNOLOGY CORPORATION.

INCORPORATOR:

DATED: March 1, 1992 By: /s/ John D. Brusher, Jr.

John D. Brusher, Jr.

[Filed on 06/23/1992]

ARTICLES AND CERTIFICATE OF MERGER
of
AMERICAN TECHNOLOGY CORPORATION
(A Utah Corporation)
Into
AMERICAN TECHNOLOGY CORPORATION
(A Delaware Corporation)

Pursuant to Section 252 of the General Corporation Law of Delaware and Section 1610-72 of the Utah Business Corporation Act the two undersigned corporations (the “Constituent Corporations”) adopt the following Articles and Certificate of Merger for the purpose of merging them into one corporation (the “Merger”), and each Constituent Corporation hereby certifies to the information below with respect to the Merger:

FIRST: The names and state of incorporation of the two Constituent Corporations effecting the Merger are:

Name Domicile Status

American Technology Corporation Delaware Surviving corporation

American Technology Corporation Utah Assimilated corporation

SECOND: The name of the surviving, corporation in the Merger shall be AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation. Section 252 of the General Corporation Law of Delaware permits this Merger. The assimilated corporation has authorized 50,000,000 shares of common stock, $.02 par value, 36,456,081 of which are outstanding.

THIRD: The Merger shall not effect any change in the Certificate of Incorporation of the surviving corporation as in effect on the date these Articles of Merger are duly filed with the Secretary of State of the States of Delaware and Utah.

FOURTH: The Agreement and Plan of Merger dated May 12, 1992, setting forth the terms and conditions of the Merger and of the manner of converting the outstanding securities of the assimilated corporation into securities of the surviving corporation, is appended in the form executed to these Articles of Merger as Exhibit A and is herein fully incorporated by reference.

FIFTH: The Agreement and Plan of Merger has been approved and adopted by the respective boards of directors of the Constituent Corporations and certified, executed and acknowledged by each of the Constituent Corporations in the manner prescribed by the respectively applicable laws of Delaware and Utah.

SIXTH: The Agreement and Plan of Merger was duly approved by the respective shareholders of the Constituent Corporations on June 19, 1992, to wit: (a) by the shareholders of American Technology Corporation, the Utah corporation to be assimilated, voting 23,689,556 shares FOR and 88,283 shares AGAINST, out of a total of 36,456,081 voting shares issued and outstanding, all of a class, a number sufficient for approval; and (b) by the shareholders of American Technology Corporation, the surviving Delaware corporation, voting 100 shares FOR and none AGAINST, out of a total of 100 voting shares issued and outstanding, all of a class.

SEVENTH: An executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at 12800 Brookprinter Place, Poway, California 92064, and a copy thereof will be furnished without charge to any shareholder of a Constituent Corporation who so requests.

EIGHTH: The Registered Office of the surviving corporation in the State of Delaware is located at 25 Greystone Manor, Lewes (County of Sussex), Delaware 19958.

NINTH: The surviving corporation in this Merger by execution and the due filing of these Articles of Merger hereby (a) agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the assimilated corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the assimilated corporation against the surviving corporation, (b) irrevocably appoints the Director of the Division of Corporations and Commercial Code of the State of Utah as its agent to accept service of process in any such proceeding brought against the assimilated corporation in the State of Utah, which should be served on the surviving corporation at the address stated in Article SEVENTH above, and (0) agrees that it will promptly pay to the dissenting shareholders, if any, of the assimilated corporation the amount, if any, to which they are entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

TENTH; The Merger shall be effective when these Articles of Merger are duly filed for recordation with the office of the Secretary of State of the State of Utah.

Dated: June 19, 1992 AMERICAN TECHNOLOGY CORPORATION

A Delaware Corporation

ATTEST: By: /s/ Elwood G. Norris

Elwood G. Norris, President

By: /s/ Robert Putnam

Robert Putnam, Secretary

AMERICAN TECHNOLOGY CORPORATION

(SEAL) A Utah Corporation

ATTEST: By: /s/ Elwood G. Norris

Elwood G. Norris, President

By: /s/ Robert Putnam

Robert Putnam, Secretary

(SEAL)

VERIFICATION

STATE OF CALIFORNIA )

) ss.

COUNTY OF SAN DIEGO )

On this 19th day of June, 1992, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elwood G. Norris, who being duly sworn, declared that he is the President of AMERICAN TECHNOLOGY CORPORATION a Delaware corporation, that he executed the foregoing Articles of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.

/s/ Elwood G. Norris

Elwood G. Norris Notary Public

My Commission Expires:

(SEAL)

2

VERIFICATION

STATE OF CALIFORNIA )

) ss.

COUNTY OF SAN DIEGO )

On this 19th day of June, 1992, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elwood G. Norris, who being duly sworn, declared that he is the President of AMERICAN TECHNOLOGY CORPORATION a Utah corporation, that he executed the foregoing Articles of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.

/s/ Elwood G. Norris

Elwood G. Norris Notary Public

My Commission Expires:

(SEAL)

3

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

of

AMERICAN TECHNOLOGY CORPORATION

(A Delaware Corporation)

and

AMERICAN TECHNOLOGY CORPORATION

(A Utah Corporation)

This Agreement and Plan of Merger, dated as of the 12th of May, 1992, is entered into pursuant to the provisions of Section 252 of the General Corporation Law of Delaware and of Section 16-10-72 of the Utah Business Corporation Act, by and between AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the “Survivor”), and AMERICAN TECHNOLOGY CORPORATION, a Utah corporation (the “Assimilated”), both corporations being sometimes referred to herein as the “Constituent Corporations.”

RECITALS:

A.
Survivor is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 20,000,000 shares, all of which are designated as common stock, par value $.00001, 100 shares of which are outstanding. No preferred shares are authorized.
B.
Assimilated is a corporation duly organized and existing under the laws of the State of Utah and has an authorized capital of 50,000,000 shares, $.02 par value, all of which are designated as Common Stock, 36,456,081 shares of which are outstanding. No preferred shares are authorized.
C.
Assimilated owns all of the issued and outstanding shares of the capital stock of Survivor, which is the - wholly owned subsidiary of Assimilated.
D.
The Board of Directors of Assimilated has determined that, for the purpose of effecting the reincorporation of Assimilated in the State of Delaware, it is advisable that Assimilated merge with and into Survivor upon the terms and conditions herein provided.
E.
The respective Boards of directors of Survivor and Assimilated have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders.

Now, therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, Survivor and Assimilated hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I.
MERGER.
1.1
Merger and Name Change. In accordance with the provisions of this Agreement, the General Corporation Law of Delaware, and the Utah Business Corporation Act, Assimilated shall be merged with and into Survivor (the “Merger”), and the name of the surviving corporation shall be American Technology Corporation (a Delaware corporation).
1.2
Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:
(a)
This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the General Corporation Law of Delaware and the Utah Business Corporation Act.

(b)
An executed counterpart of this Agreement shall have been died with the Secretary of State of the State of Delaware; and
(c)
Executed Articles of Merger, or a copy of the Certificate of Ownership, meeting the requirements of the Utah Business Corporation Act shall have been filed with the Director of the Division of Corporations and Commercial Code of the State of Utah.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

1.3
Certificate of Incorporation. The Certificate of Incorporation of Survivor as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Survivor until duly amended in accordance with the provisions thereof and applicable law.
1.4
Bylaws. The Bylaws of Survivor as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Survivor until duly amended in accordance with the provisions thereof and applicable law.
1.5
Directors and Officers. The directors and officers of Survivor in office immediately prior to the Effective Date shall continue in office and shall constitute the directors and officers of Survivor until their respective successors shall have been elected and duly qualified or until otherwise provided by law, the Certificate of Incorporation of Survivor and the Bylaws of Survivor.
1.6
Effect of Merger. Upon the Effective Date, the separate existence of Assimilated shall cease and the Survivor (i) shall continue to possess all of the assets, rights, powers and property of Survivor as constituted immediately prior to the Effective Date, shall be subject to all actions previously taken by the Board of Directors of Assimilated and shall succeed, without other transfer, to all of the assets, rights, powers and property of Assimilated, (ii) shall continue to be subject to all of the debts, liabilities and obligations of Assimilated as constituted immediately prior to the Effective Date and shall succeed, without other transfer, to all of the debts, liabilities and obligations of Assimilated in the same manner as if Survivor had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of Delaware and the Utah Business Corporation Act.
ARTICLE II.
MANNER OF CONVERSION OF COMMON STOCK.
2.1
Assimilated Common Stock. Upon the Effective Date, each five (5) shares of common stock, 5.02 par value, of Assimilated issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by any holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $.00001 par value, of Survivor.
2.2
Outstanding Common Stock of Survivor. Upon the Effective Date, each share of the Common Stock of Assimilated issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Survivor, be cancelled. The certificate representing the shares of Survivor owned by Assimilated shall be duly marked CANCELLED by the Secretary of Survivor and placed in the records of Survivor.
2.3
Exchange of Certificates. On or after the Effective Date of the Merger:
(a)
All of the outstanding certificates which prior to that time represented the outstanding common shares of Assimilated shall be deemed for all purposes to evidence ownership of and to represent the shares of Survivor into which the shares of Assimilated represented by such certificates have been converted as herein provided. The registered owner on the books and records of Assimilated or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Survivor or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Survivor evidenced by such outstanding certificate as above provided.

2

(b)
Each certificate representing common shares of Survivor so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Assimilated so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of Survivor in compliance with applicable laws.
(c)
If any certificate for common stock of Survivor is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Survivor that such tax has been paid or is not payable.
2.4
Assumption of Stock Option Plans. Upon the Effective Date, Survivor shall assume and continue both the 1992 Incentive Stock Option Plan and the 1992 Non-Statutory Stock Option Plan of Assimilated, without change, and Survivor and its Board of Directors shall have the same rights and powers in regard to such plan as Assimilated and its Board of Directors.
ARTICLE III.
GENERAL MATTERS.
3.1
Covenants of Survivor. Survivor covenants and agrees that it will, on or before the Effective Date:
(a)
Qualify to do business as a foreign corporation in the State of California and, in connection therewith, irrevocably appoint an agent for service of process as required under the provisions of the California General Corporation Law.
(b)
File all documents with the franchise tax authorities of the State of Utah necessary to the assumption by Survivor of all of the franchise tax liabilities of Assimilated.
(c)
Take such other actions as may be required by the Utah Business Corporation Act.
3.2
Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger abandoned for any reason whatever by the Board of Directors of Survivor or Assimilated, or bath, notwithstanding the approval of this Agreement and Merger by the shareholders of Assimilated or Survivor or both.
3.3
Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Survivor to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.
3.4
Expenses. Assimilated shall pay all costs related to the Merger and necessary filings and actions in connection therewith.
3.5
Rule 145 Representation. The sole purpose of this Merger is to change the domicile of Assimilated within the United States of America, to which end (a) the corporate structure of Survivor reflects only minor changes from that of Assimilated, and (b) the securities of Survivor into which the issued and outstanding securities of Assimilated are being converted are substantially identical to each other, excepting the combination of Assimilated shares into fewer Survivor shares. Accordingly, the Merger shall not be deemed to involve the offer or sale of a security, under authority of Rule 145(a)(2) of the Securities and Exchange Commission.
3.6
Mutual Covenants of Constituent Corporations. Survivor and Assimilated each represents and warrants to the other that, between the date hereof and the Effective Date, it will not (i) enter into any employment

3

contracts, (ii) grant any options, warrants or similar rights (nor any instrument or security containing such an option, warrant or similar right) exercisable for, exchangeable for or convertible into its common shares or other securities, (iii) issue any stock or other securities, including debt instruments, or (iv) declare or pay any dividends in stock or rash or make any other distribution on or with respect to its outstanding common stock.
3.7
Registered Office. The Registered Office of the Survivor in the State of Delaware is located at 25 Greystone Manor, Lewes (County of Sussex), Delaware 19958, and Harvard Business Services, Inc. is the Registered Agent of the Survivor at such address.
3.8
Further Actions. If at any time Survivor shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest or to perfect or confirm of record in Survivor the title to any property or rights of Assimilated, or to otherwise carry out the provisions of this Agreement, then the proper officers and directors of Assimilated as of the Effective Date shall execute and deliver to Survivor any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in Survivor.
3.9
Governing Law. This Agreement shall in all respects be interpreted and enforced in accordance with and governed by the laws of the State of Delaware.
3.10
Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.
3.11
Agreement. Executed copies of this Agreement will be on file at the principal place of business of Survivor at 12800 Brookprinter Place, Poway, California 92064, and copies thereof will be furnished to any shareholder of any Constituent Corporation upon request and without cost.

IN WITNESS WHEREOF, this Agreement, having first been approved by resolution of the Boards of Directors Assimilated and Survivor, is hereby executed on behalf of each of such corporations and attested by their respective officers thereto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

A Delaware Corporation

ATTEST: By: /s/ Elwood G. Norris

Elwood G. Norris, President

By: /s/ Robert Putnam

Robert Putnam, Secretary

AMERICAN TECHNOLOGY CORPORATION

A Utah Corporation

ATTEST: By: /s/ Elwood G. Norris

Elwood G. Norris, President

By: /s/ Robert Putnam

Robert Putnam, Secretary

4

VERIFICATION

STATE OF CALIFORNIA )

) ss.

COUNTY OF SAN DIEGO )

On this 19th day of June, 1992, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elwood G. Norris, who being duly sworn, declared that he is the President of American Technology Corporation, a Delaware corporation, that he executed the foregoing Agreement and Plan of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.

/s/ Elwood G. Norris

Elwood G. Norris Notary Public

My Commission Expires:

(SEAL)

VERIFICATION

STATE OF CALIFORNIA )

) ss.

COUNTY OF SAN DIEGO )

On this 19th day of June, 1992, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elwood G. Norris, who being duly sworn, declared that he is the President of American Technology Corporation, a Utah corporation, that he executed the foregoing Agreement and Plan of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.

/s/ Elwood G. Norris

Elwood G. Norris Notary Public

My Commission Expires:

(SEAL)

5

[Filed on 06/21/1996]

CERTIFICATE
FOR
RENEWAL AND REVIVAL OF CHARTER
OF
AMERICAN TECHNOLOGY CORPORATION

AMERICAN TECHNOLOGY CORPORATION, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 5th day of March, 1992 and recorded in the office of the Recorder of Deeds for Sussex County, the charter of which was voided for failure to pay taxes and penalty, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

FIRST: The name of this corporation is:
AMERICAN TECHNOLOGY CORPORATION,

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, DE 19958, County of Sussex. The name of its registered agent is Harvard Business Services, Inc.

THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is the Twenty-ninth day of February, 1996 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation to be perpetual.

FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 1996, at which time its charter became inoperative and void for failure to pay taxes and penalty, and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Robert Putnam, the Authorized Officer of AMERICAN TECHNOLOGY CORPORATION, have hereunto signed to this certificate this 12th day of June, 1996.

By: /s/ Robert Putnam

Robert Putnam

President

[Filed on 04/22/1997]

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
of
AMERICAN TECHNOLOGY CORPORATION

(A Delaware Corporation)

AMERICAN TECHNOLOGY CORPORATION, a corporation organized on March 5, 1992 and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY THAT:

A.
The Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof and that the approval of the shareholders be solicited at an annual meeting of shareholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that ARTICLE FIFTH of the Certificate of Incorporation of this corporation be amended to provide as set forth below, and such provisions shall supercede ARTICLE FIFTH of the existing Certificate of Incorporation in its entirety:

“FIRST. The name of this corporation is AMERICAN TECHNOLOGY CORPORATION.

(CAPITAL STOCK)

FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is TWENTY-FIVE MILLION (25,000,000), of which TWENTY MILLION (20,000,000) shares having a par value of $.00001 per share shall be of a class designated “Common Stock” (or “Common Shares”), and FIVE MILLION (5,000,000) shares having a par value of $.00001 per share shall be of a class designated “Preferred Stock” (or “Preferred Shares”). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

I. PREFERRED STOCK

(a)
Issuance in Class and Series. Shares of Preferred Stock may be issued in one or more classes or series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.
(b)
Authority of Board for Issuance. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the designation of such classes and series and the powers, preferences and rights of the shares of such classes and series, and the qualifications, limitations or restrictions thereof, including the following:
1.
The distinctive designation and number of shares comprising such class or series, which number may (except where otherwise provided by the Board of Directors in creating such class or series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;
2.
The rate of dividend, if any, on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that class or series over shares of any other class or series;
3.
Whether the shares of that class or series shall be redeemable at the option of the Corporation, at the option of the holder of shares of that class or series, at the option of another person, or upon the occurrence of a designated event and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;
4.
Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series and, if so, the terms and amounts payable into such sinking fund;
5.
The rights to which the holders of the shares of that class or series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, relative rights of priority; if any, of payment of shares of that class or series;
6.
Whether the shares of that class or series shall be convertible into or exchangeable for shares of stock of any class or any other series of Preferred Stock at the option of the Corporation or of the holder, or upon the occurrence of a specified event and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;
7.
Whether the issuance of any additional shares of such class or series, or of any shares of any other class or series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other class or series;
8.
Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such class or series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation’s Charter, as from time to time amended, and to the full extent now or hereinafter permitted by the laws of Delaware.
(c)
Dividends. Payment of dividends shall be as follows:
1.
The holders of Preferred Stock of each class or series, in preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, all dividends, at the rate for such class or series fixed in accordance with the provisions of this Article FIFTH and no more;
2.
Dividends may be paid upon, or declared or set aside for, any class or series of Preferred Stock in preference to the holders of any other class or series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such class or series;
3.
So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative classes and series Preferred Stock with respect to all past dividend periods, and unless all dividends on all classes and series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of Its obligations with respect to any sinking fund for any class or series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;
4.
No dividend shall be deemed to have accrued on any share of Preferred Stock of any class or series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such class or series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

2

(d)
Dissolution or Liquidation. In the event of any voluntary or Involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each class and series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such class or series, before any distribution or payment shall be made to the holders of Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all classes and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article FIFTH. if upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more classes or series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the consolidation nor merger of the Corporation, nor the exchange, sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.
(e)
Voting Rights. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article FIFTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any class or series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. Whenever holders of Preferred Stock are entitled to vote on a matter, each holder of record of Preferred Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation and entitled to vote.

II. COMMON STOCK

(a)
Issuance. The Common Stock may be issued from time to time In one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for Issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.
(b)
Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares, (i) each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and (ii) Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors or as to any other matter presented for shareholder approval.
(c)
Dividends. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.
(d)
Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution,

3

distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.
(e)
Convertibility. Common Shares or other shares of any class or series may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.
(f)
Redeemability. Common Shares may be made redeemable at the option of the Corporation, of the holder thereof, of another person, or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the General Corporation Law of Delaware, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares.

III. GENERAL MATTERS

(a)
Capital. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute “capital” within the meaning of the General Corporation Law of Delaware shall be (1) in the case of par-value shares, the par value thereof, and (2) in the case of shares without par value, the stated value of such shares as determined by the Board of Directors at the time of issuance; provided, that if no stated value is determined at the time that shares without par value are issued, the entire consideration to be received for the shares shall constitute capital.
(b)
Fully Paid and Nonassessable. Any and all shares of Common or Preferred Stock or other shares Issued by the Corporation for which not less than the portion of the consideration to be received determined to be “capital” has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.
(c)
Status of Certain Shares. Shares of Preferred or Common Stock or other shares which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.
(d)
Denial of Preemptive Rights. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

END OF TEXT OF AMENDMENT

B.
Pursuant to resolution of the Corporation’s Board of Directors, the Secretary of the corporation obtained the shareholders’ approval of the proposed amendment and restatement at an annual meeting of the shareholders by the holders of 5,101,564 of the Corporation’s 9,016,259 outstanding shares of common stock, constituting at least a majority of all shares entitled to vote thereon and therefore sufficient for approval, all in accordance with the General Corporation Law of Delaware and the existing Certificate of Incorporation and bylaws of the Corporation, as amended and corrected to date.

4

C.
This amendment and restatement was duly adopted and has been duly executed and acknowledged in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, AMERICAN TECHNOLOGY CORPORATION has caused this Certificate of Amendment to be signed by the duly authorized officers below on March 24, 1997.

AMERICAN TECHNOLOGY CORPORATION

By: /s/ Robert Putnam

Robert Putnam, President

ATTEST:

By: /s/ Richard D. Wagner

Richard D. Wagner, Secretary

(SEAL)

5

ACKNOWLEDGMENT

STATE OF CALIFORNIA )

) ss.

COUNTY OF SAN DIEGO )

I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Robert Putnam, President and Richard D. Wagner, Secretary of AMERICAN TECHNOLOGY CORPORATION, who after being duly sworn declared that they executed the foregoing Certificate of Amendment as their free act and deed and that the statements therein set forth are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on ______________, 1997.

My

NOTARY PUBLIC Commission

Expires:

(SEAL)

6

[Filed on 09/27/2002]

AMERICAN TECHNOLOGY CORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Elwood G. Norris certifies that:

1.
He is the Chief Executive Officer of American Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”).

2.
RESOLVED, that the first paragraph of ARTICLE FIFTH of the Certificate of Incorporation of the Corporation be amended to provide as set forth below, and such provisions shall supercede the first paragraph of ARTICLE FIFTH of the existing Certificate of Incorporation in its entirety:

“FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is fifty-five million (55,000,000), of which fifty million (50,000,000) shares having a par value of $.00001 per share shall be of a class designated “Common Stock” (or “Common Shares”), and FIVE MILLION (5,000,000) shares having a par value of 5.00001 per share shall be of a class designated “Preferred Stock” (or “Preferred Shares”). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:”

3.
RESOLVED, that Section 4(a) of the certificate of Designation of Series D Preferred Stock filed with the Secretary of State of the State of Delaware on May 3, 2002 (the “Series D Certificate of Designation”) be amended to provide as set forth below, and such provisions shall supercede Section 4(a) of the existing Series D Certificate of Designation in its entirety:

“(a) Voting. Each holder of shares of Series D Preferred Stock shall be entitled to one (1) vote for each share of Common Stock then issuable upon conversion of each share of Series D Preferred Stock thereof held on any matter submitted to the Corporation’s stockholders for their approval or consent, provided, however, that the number of such votes for each holder of Series D Preferred Stock shall in no event exceed the number of votes obtained by multiplying the number of shares of Series D Preferred Stock held by the fraction obtained by dividing the Original Issue Price by $4.03 (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like). Except as otherwise required by law or expressly provided herein, the holders of the Series D Preferred Stock shall vole equally with the shares of Common Stock of the Company and not as a separate class on any matter to voted upon by the stockholders of the Company.”

4.
RESOLVED, that Section 5(1) of the Series D Certificate of Designation be amended to provide as set forth below, and such provisions shall supercede Section 5(l) of the existing Series D Certificate of Designation in its entirety-,

“(l) Limitation on Issuance of Conversion Shares; Redemption. Notwithstanding any adjustment of the Conversion Price made under this Section 5, and except as provided below, the Corporation shall not be obligated to issue upon conversion of the Series D Preferred Stock, in the aggregate, more than that number of shares of Common Stock, which when added to the maximum number of shares of Common Stock issuable upon exercise of all warrants issued by the Corporation in connection with the sale of the Series D Preferred Stock, is equal to 19.99% of the number of shares of Common Stock of the Corporation outstanding on the Original Issue Date

(such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassifications, capital reorganization and similar events relating to the Common Stock) (the “Maximum Share Amount”) if the issuance of shares of Common Stock in excess of the Maximum Share Amount (such number of execs* shares referred to in the aggregate as the “Excess Shares”) would constitute a breach or violation of the Corporation’s obligations under the rules or regulations of Nasdaq or any other principal securities exchange or market upon which the Common Stock is or becomes traded (the “Exchange Rules”). To the extent the Corporation will be required, or it appears likely to the Board of Directors of the Corporation that it will be required, to issue any Excess Shares as a result of an adjustment to the Conversion Price, the Corporation shall, at its option, tither (i) promptly take such action that would enable it to issue such Excess Shares without breaching or violating any Exchange Rules, including without limitation, obtaining stockholder approval, or (ii) redeem the Excess Shares at a redemption price equal to the Conversion Price. The number of shares comprising the Maximum Share Amount (and if applicable, any Excess Shares to be issued) shall be allocated among the holders of the shares of Series D Preferred Stock pro rata based on the total number of shares of Series D Preferred Stock then outstanding.”

5.
The foregoing amendments to the Certificate of Incorporation have been duly approved by the Board of Directors.

6.
The foregoing amendments to the Certificate of Incorporation have been duly approved by vote of the required number of shares of Common Stock and Series D Preferred Stock of the Corporation pursuant to Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed by the Chief Executive Officer of the Corporation on this 26th day of September, 2002.

AMERICAN TECHNOLOGY CORPORATION

By: /s/ Elwood G. Norris

Chief Executive Officer

[Filed on 03/10/2008]

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of American Technology Corporation , a Delaware Corporation, on this 19th day of December , A.D. 2008 , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington ,

County of New Castle Zip Code 19801 .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 10th day of March A.D., 2008 .

By: /s/ Thomas R. Brown

Authorized Officer

Name: Thomas R. Brown

Print or Type

Title: Chief Executive Officer

[Filed on 03/24/2010]

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
AMERICAN TECHNOLOGY CORPORATION
(HEREAFTER TO BE KNOWN AS “LRAD CORPORATION”)

Pursuant to and in accordance with the provisions of the General Corporation Law of the
State of Delaware, as amended, (the “Law”), the undersigned, American Technology Corporation
(the “Corporation”) hereby declares and certifies as follows:

1.
The name of the Corporation is American Technology Corporation.

2.
The Certificate of Incorporation of said corporation was filed by the State of Delaware Secretary of State on March 5, 1992, under the name American Technology Corporation.

3.
The Certificate of Incorporation is amended to change the name of the Corporation.

4.
To effect the foregoing, Paragraph FIRST of the Certificate of Incorporation is hereby amended in its entirety as follows:

“FIRST. The name of the corporation is LRAD Corporation.”

5.
The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.
6.
The amendment specified above has been duly authorized and approved by unanimous vote of the members of the board of directors at a meeting held on January 12, 2010 and approved by a majority vote of the stockholders pursuant to the requirements of Section 242 of the General Corporation Law of the State of Delaware at a meeting held on March 24, 2010. The total number of outstanding shares of the corporation is 30,552,498 shares of Common Stock. 15,808,524 shares of Common Stock voted for the name change and 1,603,214 shares of Common stock voted against the same and 147,557 abstained. Such votes were sufficient to approve the name change amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation is executed as of the 24th day of March, 2010.

AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation

By: /s/ Thomas R. Brown

Title: President and Chief Executive Officer

2

[Filed on 01/06/2020]

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
LRAD CORPORATION

Pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, the undersigned, LRAD Corporation (the “Corporation”) hereby declares and certifies as follows:

1.
The name of the Corporation is LRAD Corporation.

2.
The Certificate of Incorporation of said corporation was filed by the State of Delaware Secretary of State on March 5, 1992, under the name American Technology Corporation.

3.
The Certificate of Incorporation is amended to change the name of the Corporation.

4.
To effect the foregoing, Paragraph FIRST of the Certificate of Incorporation is hereby amended in its entirety as follows:

“FIRST. The name of this corporation is Genasys Inc.”

5.
The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

6.
The amendment specified above has been duly authorized and approved accordance with the provisions of Section 242 of the General Corporation Law by unanimous vote of the members of the board of directors of the Corporation at a meeting held on December 5, 2019.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation is executed as of the 6th day of January, 2019.

LRAD CORPORATION,
a Delaware corporation

By: /s/ Richard S. Danforth

Title: Chief Executive Officer
Richard S. Danforth

[Filed on 03/18/2021]

CERTIFICATE OF AMENDMENT
TO THE AMENDED CERTIFICATE OF INCORPORATION
OF
GENASYS INC.

Pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, the undersigned, Genasys Inc. (the “Corporation”) hereby declares and certifies as follows:

1.
The name of the Corporation is Genasys Inc.

2.
The Certificate of Incorporation is amended to increase the number of authorized shares of the Corporation’s common stock from 50,000,000 shares to 100,000,000 shares.

3.
To effect the foregoing, the first paragraph of ARTICLE FIFTH of the Certificate of Incorporation is hereby amended to provide as set forth below, and such provisions shall supersede the first paragraph of ARTICLE FIFTH of the existing Certificate of Incorporation in its entirety:

“FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ONE HUNDRED FIVE MILLION (105,000,000), of which ONE HUNDRED MILLION (100,000,000) shares having a par value of $0.00001 per share shall be of a class designated “Common Stock” (or “Common Shares”), and FIVE MILLION (5,000,000) shares having a par value of $0.00001 per share shall be of a class designated “Preferred Stock” (or “Preferred Shares”). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:”

4.
The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

5.
The amendment specified above has been duly authorized and approved by unanimous vote of the members of the board of directors at a meeting held on December 8, 2020, and approved by a majority vote of the stockholders pursuant to the requirements of Section 242 of the General Corporation Law of the State of Delaware at a meeting held on March 16, 2021.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation is executed as of the 16th day of March, 2021.

GENASYS INC.,

a Delaware corporation

By: /s/ Richard S. Danforth

Title: Chief Executive Officer

Richard S. Danforth

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